  As filed with the Securities and Exchange Commission on November 12, 2002.

                                                     Registration No. 333-97623
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                              Amendment No. 3 to


                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------

                                ROUNDY'S, INC.*
            (Exact name of registrant as specified in its charter)

                               -----------------

           Wisconsin                        5411                 39-0854535
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)     Classification Number)    Identification No.)

                               -----------------

                              23000 Roundy Drive
                           Pewaukee, Wisconsin 53072
                           Telephone: (262) 953-7999
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               -----------------

                                Edward G. Kitz
                    Vice President, Secretary and Treasurer
                              23000 Roundy Drive
                           Pewaukee, Wisconsin 53072
                           Telephone: (262) 953-7999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                  Copies to :
               Dennis M. Myers, Esq.       Andrew J. Guzikowski
               Gerald T. Nowak, Esq.   Whyte Hirschboeck Dudek S.C.
                 Kirkland & Ellis       111 East Wisconsin Avenue
               200 E. Randolph Drive            Suite 2100
              Chicago, Illinois 60601   Milwaukee, Wisconsin 53202
             Telephone: (312) 861-2000  Telephone: (414) 273-2100

   * The Co-Registrants listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants. The Co-Registrants are the direct and indirect domestic subsidiaries of the Registrant and the guarantors of the notes to be registered hereby.

   Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               -----------------


   The Registrant and the Co-Registrants hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                       Primary
                                       Standard                     I.R.S.
                                      Industrial   Jurisdiction    Employer
           Exact Name of            Classification      of      Identification
      Additional Registrants*           Number      Formation        No.
      -----------------------       -------------- ------------ --------------
 Cardinal Foods, Inc.                    5411       Delaware      31-1193505

 Holt Public Storage, Inc.               4225       Wisconsin     39-1625007

 Insurance Planners, Inc.                6411       Wisconsin     39-1017345

 I.T.A., Inc.                            4213       Wisconsin     39-1598441

 Jondex Corp.                            6512       Wisconsin     39-6043038

 Kee Trans, Inc.                         4213       Wisconsin     39-1598439

 Mega Marts, Inc.                        5411       Wisconsin     39-1584570

 Midland Grocery of Michigan, Inc.       5141       Michigan      31-1271538

 Pick 'n Save Warehouse Foods, Inc.      5411       Wisconsin     39-1237362

 Rindt Enterprises, Inc.                 5411       Wisconsin     39-1266185

 Ropak, Inc.                             5411       Wisconsin     39-6043358

 Scot Lad Foods, Inc.                    5141       Wisconsin     36-3318402

 Scot Lad-Lima, Inc.                     5141         Ohio        34-1755052

 Shop-Rite, Inc.                         5411       Wisconsin     39-1134847

 Spring Lake Merchandise, Inc.           5122         Ohio        34-1597319

 The Copps Corporation                   5411       Wisconsin     39-0763870

 The Midland Grocery Company             5141         Ohio        31-4252895

 Ultra Mart Foods, Inc.                  5411       Wisconsin     39-6043054

 Village Market, LLC                     5411        Indiana      35-2077271

--------
* The address for each of the Co-Registrants is c/o Roundy's, Inc., 23000 Roundy Drive, Pewaukee, Wisconsin 53072, telephone (262) 953-7999.

   The name and address, including zip code, of the agent for service for each of the Co-Registrants is Edward G. Kitz, Secretary of Roundy's, Inc., 23000 Roundy Drive, Pewaukee, Wisconsin 53072. The telephone number, including area code, of the agent for service for each of the Co-Registrants is (262) 953-7999.

              PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20: Indemnification of Directors and Officers.

Registrants Incorporated Under Michigan Law

   Midland Grocery of Michigan, Inc. is incorporated under the laws of the State of Michigan. Sections 450.1561-450.1571 of the Michigan Business Corporation Act ("Michigan Statute") provides that a Michigan corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Section 450.1567 of the Michigan Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the Michigan Statute.

   The articles of incorporation of Midland Grocery of Michigan, Inc. provide that the corporation may indemnify any director to the fullest extent provided by the Michigan Statute. In addition, the corporation shall indemnify its directors for all liabilities arising from a breach of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 551(1) of the Michigan Statute, or (iv) for any transaction from which the director derived any improper personal benefit. The bylaws provide that the corporation must indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. The bylaws also contain a similar indemnification provision with respect to actions brought by or in the right of the corporation, except such provision is permissive rather than mandatory and no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. The bylaws also provide that the corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporation would be empowered to indemnify such persons under the bylaws.

Registrants Incorporated Under Delaware Law

   Cardinal Foods, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the "Delaware Statute") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the Delaware Statute.

   The certificate of incorporation of Cardinal Foods, Inc. provides that the corporation may indemnify any director to the fullest extent provided by the Delaware Statute. In addition, the corporation shall indemnify its directors for all liabilities arising from a breach of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Statute, or (iv) for any transaction from which the director derived any improper personal benefit. The bylaws provide that the corporation must indemnify any director or officer who is a party to any threatened, pending or completed proceeding, to the extent the director or officer has been successful on the merits or otherwise in the defense of the proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director of the corporation. If the director or officer is not successful in defense of the proceeding, a corporation must indemnify the director or officer unless the liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (2) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct. The bylaws also provide that the corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporation would be empowered to indemnify such persons under the bylaws.

Registrants Formed Under Indiana Law

   Village Market, LLC is a limited liability company formed under the laws of the State of Indiana. Section 23-18-4-2 of the Indiana Limited Liability Company Act (the "Indiana Statute") provides that members and managers are not liable in damages for any action taken or failure to act on behalf of the company, unless the act or omission constitutes willful misconduct or recklessness.

   The articles of organization of Village Market, LLC do not provide for the indemnification of officers or directors. Article XIII of the operating agreement of Village Market, LLC provides that the company must indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a manager or member of the company, or is or was serving at the request of such company as a director, officer, partner, manager, member, trustee, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Where a manager or member is successful on the merits or otherwise in the defense of any action referred to above, the company must indemnify him or her against the expenses which such manager or member has actually and reasonably incurred.

Registrants Incorporated Under Ohio Law

   Scot Lad-Lima, Inc., Spring Lake Merchandise, Inc., and The Midland Grocery Company are incorporated under the laws of the State of Ohio. Section 1701.13 of the Ohio General Corporation Law ("Ohio Statute") provides that an Ohio corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made (i) without judicial approval if the officer or director is adjudged to be liable to the corporation and (ii) if the only liability asserted against such director is pursuant to
Section 1701.95 of the Ohio Statute regarding unlawful loans, dividends and distribution of assets. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Section 1701.13 of the Ohio Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the Ohio Statute.

   The articles of incorporation of Scot Lad-Lima, Inc., Spring Lake Merchandise, Inc., and The Midland Grocery Company do not provide for the indemnification of officers and directors. The bylaws of Spring Lake Merchandise, Inc. and The Midland Grocery Company provide for indemnification of officers and directors unless the liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes any of the following: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (2) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; (4) willful misconduct; or (5) with respect to any matter or decision being considered by the board of directors or any other officer, such director or officer intentionally or recklessly: (i) makes any untrue statement or disclosure to the board or other officer of known material information; (ii) omits to state or otherwise disclose to the board or other officer of known material information; or (iii) omits to state or otherwise disclose to the board or other officer known material information which is (or reasonably should be) known to the director or officer to be relevant to the matter or decision under consideration, regardless of whether or not such information is specifically requested by the board or other officer. These bylaws also provide that the corporations may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporations would be empowered to indemnify such persons under the bylaws.

   The bylaws of Scot Lad-Lima provide that the corporation must indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, trustee, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, trustee, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe that his conduct was illegal, and (iii) with respect to actions brought by or in the right of the corporation, no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. The bylaws further authorize the corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the Ohio Statute.

Registrants Incorporated Under Wisconsin Law

   Roundy's, Inc., Holt Public Storage, Inc., Insurance Planners, Inc., I.T.A., Inc., Jondex Corp., Kee Trans, Inc., Mega Marts, Inc., Pick 'n Save Warehouse Foods, Inc., Ropak, Inc., Rindt Enterprises, Inc., Scot Lad Foods, Inc., Shop-Rite, Inc., The Copps Corporation, and Ultra Mart Foods, Inc. are incorporated under the laws of the State of Wisconsin. Sections 180.0850 to
180.0859 of the Wisconsin Business Corporation Law (the "Wisconsin Statute") require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed proceeding, to the extent the director or officer has been successful on the merits or otherwise in the defense of the proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director of the corporation. If the director or officer is not successful in defense of the proceeding, a corporation must indemnify the director or officer unless the liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (2) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct. A corporation's articles of incorporation may limit its obligation to indemnify under these provisions. The Wisconsin Statute also provides that a corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporation would be empowered to indemnify such persons under the Wisconsin Statute. Expenses for the defense of any action for which indemnification may be available may be advanced by the corporation under certain circumstances. The indemnification provided by the Wisconsin Statute is not exclusive of any other rights of indemnification to which a director or officer of the corporation may be entitled.

   The articles of incorporation of Holt Public Storage, Inc., I.T.A., Inc. and Kee Trans, Inc. provide for indemnification of officers and directors, and for all money damages, except for those resulting from any matter in which the officer or director was derelict in the performance of his or her duties to the corporation, and, with respect to any criminal action or proceeding, acted in good faith in what he or she considered to be the best interests of the corporation and with no reasonable cause to believe the action was illegal. The articles of incorporation of Roundy's, Inc., Insurance Planners, Inc., Jondex Corp., Mega Marts, Inc., Pick 'n Save Warehouse Foods, Inc., Ropak, Inc., Rindt Enterprises, Inc., Scot Lad Foods, Inc., Shop-Rite, Inc., The Copps Corporation, and Ultra Mart Foods, Inc. do not provide for the indemnification of their officers or directors.

   The bylaws of Roundy's, Inc. and The Copps Corporation allow for indemnification to the full extent provided by the Wisconsin Statute. The bylaws of Holt Public Storage, Inc., Insurance Planners, Inc., I.T.A., Inc., Jondex Corp., Kee Trans, Inc., Pick 'n Save Warehouse Foods, Inc., Ropak, Inc., Scot Lad Foods, Inc., Shop-Rite, Inc., and Ultra Mart Foods, Inc. provide for indemnification to the extent provided by the Wisconsin Statute, except if such director or officer intentionally or recklessly, with respect to any matter or decision being considered by the board of directors or other officer: (i) makes any untrue statement or disclosure to the board or other officer of known material information; (ii) omits to state or otherwise disclose to the board or other officer of known material information; or (iii) omits to state or otherwise disclose to the board or other officer known material information which is (or reasonably should be) known to the director or officer to be relevant to the matter or decision under consideration, regardless of whether or not such information is specifically requested by the board or other officer. These bylaws also provide that the corporations may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporations would be empowered to indemnify such persons under their bylaws. The bylaws of Mega Marts, Inc. provide for indemnification of officers and directors except that no indemnification shall be provided: (1) if such officer or director committed acts of active and deliberate dishonesty with actual dishonest purpose and intent that were material to the cause of action adjudicated, or that such officer or director received an improper personal benefit, or (2) in respect of any amount of any claim arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or (3) in respect of any expense incurred by such officer or director in his or her assertion of any claim against any person.

Item 21. Exhibits.

   (a) Exhibits.

   The attached Exhibit Index is incorporated by reference.

   (b) Financial Statement Schedules.

   The following financial statement schedule is included in this Registration
Statement:

   Independent Auditors Report
   Schedule VIII Valuation and Qualifying Accounts
   All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 22. Undertakings.

   (a) The undersigned registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

   (c) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

   (d) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

   (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Roundy's, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              ROUNDY'S, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President, Secretary and
                                                            Treasurer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

              *                Chairman of the Board, Chief
-----------------------------    Executive Officer and
      Robert A. Mariano          President (Principal
                                 Executive Officer) and
                                 Director

              *                Executive Vice President and
-----------------------------    Chief Financial Officer
       Darren W. Karst           (Principal Financial and
                                 Accounting Officer)

    /S/  EDWARD G. KITZ        Vice President, Secretary and
-----------------------------    Treasurer
       Edward G. Kitz

              *                Director
-----------------------------
        Avy H. Stein

              *                Director
-----------------------------
        John R.Willis

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Cardinal Foods, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              CARDINAL FOODS, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               President (Principal
-----------------------------    Executive Officer)
     Michael J. Schmitt

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

               *               Vice President, Treasurer
-----------------------------    (Principal Financial and
       Darren W. Karst           Accounting Officer) and
                                 Director

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Holt Public Storage, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              HOLT PUBLIC STORAGE, INC.

                                              By:       /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               President, Treasurer
-----------------------------    (Principal Executive,
       Darren W. Karst           Financial and Accounting
                                 Officer) and Director

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Insurance Planners, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              INSURANCE PLANNERS, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

           /S/  *              President (Principal
-----------------------------    Executive Officer) and
        John P. White            Director

           /S/  *              Vice President
-----------------------------
       David C. Busch

     /S/  EDWARD G. KITZ       Vice President, Secretary
-----------------------------    (Principal Financial
       Edward G. Kitz            Officer) and Director

           /S/  *              Treasurer
-----------------------------
       Sherry L. Noll

           /S/  *              Director (Principal
-----------------------------    Accounting Officer)
       Darren W. Karst

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, I.T.A., Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              I.T.A., INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               President (Principal
-----------------------------    Executive, Financial and
       Darren W. Karst           Accounting Officer);
                                 Director

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

               *               Vice President, Treasurer and
-----------------------------    Director
        John P. White

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Jondex Corp. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              JONDEX CORP.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               President (Principal
-----------------------------    Executive Officer) and
     Michael J. Schmitt          Director

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

               *               Vice President, Treasurer
-----------------------------    (Principal Financial and
       Darren W. Karst           Accounting Officer) and
                                 Director

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Kee Trans, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              KEE TRANS, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

           /S/  *              President (Principal
-----------------------------    Executive, Financial and
       Darren W. Karst           Accounting Officer) and
                                 Director

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

           /S/  *              Vice President, Treasurer and
-----------------------------    Director
      John E. Paterson

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Mega Marts, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              MEGA MARTS, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

           /S/  *              President (Principal
-----------------------------    Executive Officer) and
     Michael J. Schmitt          Director

           /S/  *              Vice President, Treasurer and
-----------------------------    Director
       David C. Busch

     /S/  EDWARD G. KITZ       Vice President, Secretary
-----------------------------    (Principal Financial
       Edward G. Kitz            Officer) and Director

           /S/  *              Director (Principal
-----------------------------    Accounting Officer)
       Darren W. Karst

           /S/  *              Director
-----------------------------
        Gary L. Fryda

*By    /s/  Edward G. Kitz
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Midland Grocery of Michigan, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              MIDLAND GROCERY OF MICHIGAN, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President, Secretary and
                                                            Treasurer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

           /S/  *              President and Director
-----------------------------    (Principal Executive
        Darren W. Karst        Officer and Principal
                                 Accounting Officer)

     /S/  EDWARD G. KITZ       Vice President, Secretary,
-----------------------------    Treasurer and Director
       Edward G. Kitz          (Principal Financial Officer)

           /S/  *              Vice President and Director
-----------------------------
     Michael J. Schmitt

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Pick 'n Save Warehouse Foods, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              PICK 'N SAVE WAREHOUSE FOODS, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               President, Treasurer
-----------------------------    (Principal Executive
     William J. Griffith         Officer) and Director

     /S/  EDWARD G. KITZ       Vice President, Secretary
-----------------------------    (Principal Financial
       Edward G. Kitz            Officer) and Director

               *               Director (Principal
-----------------------------    Accounting Officer)
       Darren W. Karst

               *               Director
-----------------------------
       David C. Busch

               *               Director
-----------------------------
     Michael J. Schmitt

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Ropak Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              ROPAK INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President, Secretary and
                                                            Treasurer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               President (Principal
-----------------------------    Executive, Financial and
       Darren W. Karst           Accounting Officer) and
                                 Director

     /S/  EDWARD G. KITZ       Vice President, Secretary,
-----------------------------    Treasurer and Director
       Edward G. Kitz

               *               Director
-----------------------------
     Michael J. Schmitt

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Rindt Enterprises, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              RINDT ENTERPRISES, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               President (Princpal
-----------------------------    Executive, Financial and
       Darren W. Karst           Accounting Officer) and
                                 Director

               *               Vice President, Treasurer and
-----------------------------    Director
     Michael J. Schmitt

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

               *               Director
-----------------------------
       David C. Busch

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Scot Lad Foods, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              SCOT LAD FOODS, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               President, Treasurer
-----------------------------    (Principal Executive,
       Darren W. Karst           Financial and Accounting
                                 Officer) and Director

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Scot Lad-Lima, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              SCOT LAD-LIMA, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               President, Treasurer
-----------------------------    (Principal Executive,
       Darren W. Karst           Financial and Accounting
                                 Officer) and Director

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

               *               Director
-----------------------------
     Michael J. Schmitt

*By      Edward G. Kitz
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Shop-Rite, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              SHOP-RITE, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               President, Treasurer
-----------------------------    (Principal
       David C. Busch            Executive Officer) and
                                 Director

     /S/  EDWARD G. KITZ       Vice President, Secretary
-----------------------------    (Principal Financial
       Edward G. Kitz            Officer) and Director

               *               Principal Accounting Officer
-----------------------------
       Darren W. Karst

*By      Edward G. Kitz
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Spring Lake Merchandise, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              SPRING LAKE MERCHANDISE, INC.

                                              By:        /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President, Secretary and
                                                            Treasurer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               President (Principal
-----------------------------    Executive Officer) and
     Michael J. Schmitt          Director

     /S/  EDWARD G. KITZ       Vice President, Secretary,
-----------------------------    Treasurer (Principal
       Edward G. Kitz            Financial Officer) and
                                 Director

               *               Director (Principal
-----------------------------    Accounting Officer)
       Darren W. Karst

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, The Copps Corporation has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              THE COPPS CORPORATION

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               President (Principal
-----------------------------    Executive Officer) and
     Michael J. Schmitt          Director

     /S/  EDWARD G. KITZ       Vice President, Secretary
-----------------------------    (Principal Financial
       Edward G. Kitz            Officer) and Director

               *               Vice President, Treasurer and
-----------------------------    Director
       David C. Busch

               *               Vice President (Principal
-----------------------------    Accounting Officer)
       Darren W. Karst

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, The Midland Grocery Company has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              THE MIDLAND GROCERY COMPANY

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               President (Prinicipal
-----------------------------    Executive Officer) and
     Michael J. Schmitt          Director

     /S/  EDWARD G. KITZ       Vice President, Secretary and
-----------------------------    Director
       Edward G. Kitz

               *               Vice President, Treasurer
-----------------------------    (Principal Financial and
       Darren W. Karst           Accounting Officer) and
                                 Director

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Ultra Mart Foods, Inc. has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              ULTRA MART FOODS, INC.

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               President (Principal
-----------------------------    Executive Officer) and
       David C. Busch            Director

     /S/  EDWARD G. KITZ       Vice President, Secretary
-----------------------------    (Principal Financial
       Edward G. Kitz            Officer) and Director

               *               Vice President, Treasurer and
-----------------------------    Director
     Michael J. Schmitt

               *               Principal Accounting Officer
-----------------------------
       Darren W. Karst

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Village Market, LLC has duly caused this Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pewaukee, State of Wisconsin, on the 12th day of November, 2002.


                                              VILLAGE MARKET, LLC

                                              By: SHOP-RITE, INC., its managing
                                                             member

                                              By:      /S/  EDWARD G. KITZ
                                                  -----------------------------
                                                         Edward G. Kitz
                                                  Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2002.


          Signature                        Title
          ---------                        -----

               *               Principal Executive Officer;
-----------------------------    Director, Shop-Rite, Inc.
       David C. Busch

     /S/  EDWARD G. KITZ       Principal Financial Officer;
-----------------------------    Director, Shop-Rite, Inc.
       Edward G. Kitz

               *               Principal Accounting Officer
-----------------------------
       Darren W. Karst

*By    /S/  EDWARD G. KITZ
    -------------------------
         Edward G. Kitz
        Attorney-in-Fact

                                Roundy's, Inc.
Amendment No. 2 to Registration Statement on Form S-4 under the Securities Act of 1933

                                 EXHIBIT INDEX

   The following exhibits to the Registration Statement are filed herewith or, where noted, are incorporated by reference herein:

 Exhibit
   No.                                 Description
 -------                               -----------

  2.1*      Share Exchange Agreement dated April 8, 2002 by and between
             Roundy's Acquisition Corp. and Roundy's, Inc./(1)/

  2.2*      Share Exchange Agreement dated May 18, 2001, by and between
             Roundy's, Inc. and The Copps Corporation/(2)/

  2.3*      Asset Purchase Agreement by and between the Registrant and Ultra
             Mart, Inc. dated December 23, 1999/(3)/

  2.4*      Stock Purchase Agreement dated March 31, 2000, by and among
             Roundy's, Inc. and the record and beneficial owners of all of the issued and outstanding shares of capital stock of Mega Marts,
             Inc./(4)/

  2.5*      Asset Purchase Agreement dated March 31, 2000, by and among
             Roundy's, Inc., NDC, Inc. and Mega Marts, Inc./(5)/

  3.1*      Roundy's, Inc. Amended and Restated Articles of Incorporation

  3.2*      Amended and Restated By-Laws of Roundy's, Inc.

  3.3*      Cardinal Foods, Inc. Certificate of Incorporation (composite including all amendments and restatements through July 31, 2002).

  3.4*      Amended and Restated By-Laws of Cardinal Foods, Inc.

  3.5*      Holt Public Storage, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.6*      Amended and Restated By-Laws of Holt Public Storage, Inc.

  3.7*      Insurance Planners, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.8*      Insurance Planners, Inc. Amended and Restated By-Laws

  3.9*      I.T.A., Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

    3.10*   Amended and Restated By-Laws of I.T.A., Inc.

    3.11*   Jondex Corp. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

    3.12*   Amended and Restated By-Laws of Jondex Corp.

    3.13*   Kee Trans, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

    3.14*   Amended and Restated By-Laws of Kee Trans, Inc.

  *Previously filed with this registration statement.

 Exhibit
   No.                                Description
 -------                              -----------

  3.15*    Mega Marts, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.16*    By-Laws of Mega Marts, Inc.

  3.17*    Midland Grocery of Michigan, Inc. Articles of Incorporation
            (composite including all amendments and restatements through July 31, 2002)

  3.18*    Amended and Restated By-Laws of Midland Grocery of Michigan, Inc.

  3.19*    Pick 'n Save Warehouse Foods, Inc. Articles of Incorporation
            (composite including all amendments and restatements through July 31, 2002)

  3.20*    Amended and Restated By-Laws of Pick 'n Save Warehouse Foods, Inc.

  3.21*    Rindt Enterprises, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.22*    Restated And Amended By-Laws of Rindt Enterprises, Inc.

  3.23*    Ropak, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.24*    Amended and Restated By-Laws of Ropak, Inc.

  3.25*    Scot Lad Foods, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.26*    Amended and Restated By-Laws of Scot Lad Foods, Inc.

  3.27*    Scot Lad-Lima, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.28*    Amended and Restated Code of Regulations of Scot Lad-Lima, Inc.

  3.29*    Shop-Rite, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.30*    Amended and Restated By-Laws of Shop-Rite, Inc.

  3.31*    Spring Lake Merchandise, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.32*    Amended and Restated Code of Regulations of Spring Lake
            Merchandise, Inc.

  3.33*    The Copps Corporation Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.34*    Restated By-Laws of The Copps Corporation

  3.35*    The Midland Grocery Company Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.36*    Amended and Restated Code of Regulations of The Midland Grocery
            Company

  3.37*    Ultra Mart Foods, Inc. Articles of Incorporation (composite including all amendments and restatements through July 31, 2002)

  3.38*    Amended and Restated By-Laws of Ultra Mart Foods, Inc.

  3.39*    Articles of Organization of Village Market, LLC

Exhibit
  No.                                Description
-------                              -----------

 3.40*    Operating Agreement of Village Market, LLC

 4.1*     Indenture of Trust dated June 6, 2002 between Roundy's, Inc. and
           BNY Midwest Trust Company, as Trustee

 4.2*     Form of $225,000,000 Roundy's, Inc. 8 7/8% Senior Subordinated
           Notes due 2012/(6)/

 4.3*     Form of $225,000,000 Roundy's, Inc. 8 7/8% Senior Subordinated
           Notes due 2012 to be issued in the Exchange Offer subject to this Registration Statement/(6)/

 4.4*     Form of Guaranty to be issued by Cardinal Foods, Inc., Holt Public
           Storage, Inc., Insurance Planners, Inc., I.T.A., Inc., Jondex Corp., Kee Trans, Inc., Mega Marts, Inc., Midland Grocery of Michigan, Inc., Pick 'n Save Warehouse Foods, Inc., Ropak, Inc., Rindt Enterprises, Inc., Scot Lad Foods, Inc., Scot Lad-Lima, Inc., Shop-Rite, Inc., Spring Lake Merchandise, Inc., The Copps Corporation, The Midland Grocery Company, Ultra Mart Foods, Inc., and Village Market, LLC as Guarantors of the securities to be issued in the Exchange Offer subject to this Registration Statement/(7)/

 5.1*     Opinion of Kirkland & Ellis as to legality of securities to be issued in the Exchange Offer subject to this Registration Statement

 5.2 Opinion of Whyte Hirschboeck Dudek S.C. with regard to certain matters under Wisconsin law

 5.3 Opinion of Vorys, Sater, Seymour and Pease LLP with regard to certain matters under Ohio law

 5.4 Opinion of Mika, Meyers, Beckett & Jones, PLC with regard to certain matters under Michigan law

 5.5 Opinion of Baker & Daniels with regard to certain matters under Indiana law

10.1*     A/B Exchange Registration Rights Agreement dated as of June 6, 2002 by and among Roundy's, Inc. as Issuer, the subsidiary guarantors of Roundy's, Inc. listed on Schedule A thereto, and Bear, Stearns & Co. Inc., CIBC World Markets Corp. as Initial Purchasers

10.2*     $375,000,000 Credit Agreement among Roundy's Acquisition Corp.,
           Roundy's, Inc., as Borrower, The Several Lenders from Time to Time Parties Hereto, Bear Stearns Corporate Lending Inc., as Administrative Agent, Canadian Imperial Bank of Commerce, as Syndication Agent Bank One, Wisconsin, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, LaSalle Bank National Association, Associated Bank, N.A., Harris Trust and Savings Bank, M&I Marshall & Ilsley Bank, U.S. Bank, National Association, as Documentation Agents Dated as of June 6, 2002/(8)/

10.3*     Guarantee and Collateral Agreement made by Roundy's Acquisition
           Corp., Roundy's, Inc. and certain of its Subsidiaries in favor of Bear Stearns Corporate Lending Inc., as Administrative Agent Dated as of June 6, 2002

10.4*     Severance and Non-Competition Agreement dated April 13, 1998 between the Registrant and Gerald F. Lestina/(9)/

10.5*     Amendment dated June 3, 1998 to Severance and Non-Competition
           Agreement between the Registrant and Gerald F. Lestina/(10)/

10.6*     Consulting Agreement dated July 1, 2002 between the Registrant and
           Gerald F. Lestina

10.7*     Roundy's, Inc. Supplemental Employee Retirement Plan for certain executive officers including Messrs. Lestina, Ranus, Beketic and Sullivan/(11)/

10.8*     Board of Directors Resolution dated March 19, 2002 adopting
           Amendment to Supplemental Employee Retirement Plan

10.9*     Excerpts from Board of Directors Consent Resolution adopting
           Amendment to Supplemental Employee Retirement Plan effective June 7, 2002

Exhibit
  No.                                 Description
-------                               -----------

10.10*     Form of Deferred Compensation Agreement between the Registrant and certain executive officers including Messrs. Ranus, Beketic, Sullivan and Schmitt/(12)/

10.11*     Amendment dated March 31, 1998 to Form of Deferred Compensation
            Agreement between the Registrant and certain executive officers including Messrs. Ranus, Beketic, Sullivan and Schmitt/(13)/

10.12*     Second Amendment dated June 3, 1998 to Form of Deferred
            Compensation Agreement for certain executive officers including Ranus, Beketic, Sullivan and Schmitt/(14) /

10.13*     Directors and Officers Liability and Corporation Reimbursement
            Policy issued by American Casualty Company of Reading, Pennsylvania (CNA Insurance Companies) as of June 13, 1986/(15) /

10.14*     Declarations page for renewal through November 1, 2002 of Directors and Officers Liability and Corporation Reimbursement Policy/(16) /

10.15*     1991 Stock Incentive Plan, as amended October 24, 2000/(17) /

10.16*     Form of Stock Appreciation Rights Agreement for certain executive officers including Messrs. Beketic, Sullivan and Schmitt/(18) /

10.17*     2001 Incentive Compensation Plan/(19) /

10.18*     Employment Agreement dated June 6, 2002 between Registrant and
            Robert F. Mariano

10.19*     Employment Agreement dated June 6, 2002 between Registrant and
            Darren W. Karst

10.20*     Employment Contract between the Registrant and Gary L. Fryda dated
            March 31, 2000/(20) /

10.21*     Roundy's, Inc. Deferred Compensation Plan, effective March 19,
            1996/(21) /

10.22*     Board Resolution adopting amendment to Roundy's, Inc. Deferred
            Compensation Plan, effective October 23, 2001

10.23*     Excerpts from Roundy's, Inc. Board of Directors resolution adopted
            March 19, 2002 relating to group term carve-out, executive extension on COBRA continuation rights and professional outplacement services for Company Officers, including Messrs. Lestina, Ranus, Busch, Sullivan, Paterson, Behm, Fryda, Beketic, Schmitt, Kitz, Kosmaler, and Goddard

10.24*     Excerpts from Roundy's, Inc. Board of Directors resolution adopted
            December 10, 1980 relating to post-retirement health care benefits for certain officers, including Messrs. Lestina and Ranus

10.25*     Confidentiality and Noncompete Agreement dated June 6, 2002 between the Registrant and Gerald F. Lestina

10.26*     Confidentiality and Noncompete Agreement dated June 6, 2002 between the Registrant and Robert D. Ranus

10.27*     Roundy's, Inc. Deferred Compensation Plan Amended and Restated
            August 13, 2002

10.28*     Board Resolution dated August 13, 2002 terminating Roundy's, Inc.
            2001 Incentive Compensation Plan

 12.1*     Statement Regarding Computation of Ratios

 21.1*     Subsidiaries of the Registrant/(22) /

 23.1*     Consent of Kirkland & Ellis/(23) /

 23.2*     Consent of Deloitte & Touche LLP

23.3       Consent of Whyte Hirschboeck Dudek S.C./(24)/

23.4       Consent of Vorys, Sater, Seymour and Pease LLP/(25)/

 Exhibit
   No.                                Description
 -------                              -----------

  23.5     Consent of Mika, Meyers, Beckett & Jones, PLC/(26)/

  23.6     Consent of Baker & Daniels/(27)/

 24.1*     Powers of Attorney of Directors and Officers of Roundy's, Inc. and
            Co-Registrants/(28) /

 24.2*     Power of Attorney of John R. Willis, Director of Roundy's, Inc.

 24.3*     Power of Attorney of Michael J. Schmitt, President of The Midland
            Grocery Company

 24.4*     Power of Attorney of Darren W. Karst, Midland Grocery of Michigan,
            Inc.

 25.1*     Statement of Eligibility of BNY Midwest Trust Company as Trustee
            under the Indenture on Form T-1 under the Trust Indenture Act of 1939, as amended

 99.1*     Form of Letter of Transmittal to be used by Holders of Roundy's,
            Inc. 8 7/8% Senior Subordinated Notes due 2012

 99.2*     Form of Instructions to Holders of Roundy's, Inc. 8 7/8% Senior
            Subordinated Notes due 2012

 99.3*     Form of Notice of Guaranteed Delivery
--------
 (1)Pursuant to Regulation S-K, Item 601(b)(2), included as part of Exhibit 2.1 is a list of omitted schedules and exhibits together with an agreement to furnish copies of any such omitted schedule or Exhibit to the Commission upon request.

 (2)Incorporated by reference to Exhibit 2.4 to Registrant's Current Report on Form 8-K filed with the Commission on June 1, 2001 (Commission File No. 002-94984)

 (3)Incorporated by reference to Exhibit 2.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 2000, filed with the Commission on March 21, 2000 (Commission File No. Form 002-94984)

 (4)Incorporated by reference to Exhibit 2.2 to Registrant's Current Report on Form 8-K filed with the Commission on April 14, 2000 (Commission File No. 002-94984)

 (5)Incorporated by reference to Exhibit 2.3 to Registrant's Current Report on Form 8-K filed with the Commission on April 14, 2000 (Commission File No. 002-94984)

 (6)Included as Exhibits A-1 and A-2 to the Indenture of Trust, Exhibit 4.1 to this Registration Statement.

 (7)Included as Exhibit E to the Indenture of Trust, Exhibit 4.1 to this Registration Statement.

 (8)The Exhibits listed on page v of the Credit Agreement, Exhibit 3.2, consist of the form of Collateral and Guarantee Agreement and the exhibits thereto which are included as part of Exhibit 3.3 to this Registration Statement.

 (9)Incorporated by reference to Exhibit 10.4 to Registrant's Registration Statement on Form S-2 dated April 28, 1998 (Commission File No. 33-57505)

(10)Incorporated by reference to Exhibit 10.8 to Registrant's Form 10-Q for the quarterly period ended October 3, 1998, filed with the Commission on November 10, 1998 (Commission File No. 002-94984)

(11)Incorporated by reference to Exhibit 10.9 to Registrant's Form 10-Q for the quarterly period ended July 3, 1999, filed with the Commission on August 9, 1999 (Commission File No. 002-94984)

(12)Incorporated by reference to Exhibit 10.1, of Registrant's Registration Statement on Form S-2 (File No. 33-57505) dated April 24, 1997

(13)Incorporated by reference to Exhibit 10.1(a) to Registrant's Registration Statement on Form S-2 filed with the Commission on April 28, 1998 (Commission File No. 33-57505)

(14)Incorporated by reference to Exhibit 10.9 to Registrant's Form 10-Q for the quarterly period ended October 3, 1998, filed with the Commission on November 10, 1998 (Commission File No. 002-94984)

(15)Incorporated by reference to Exhibit 10.3 to Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1987, filed with the Commission on April 3, 1987, (Commission File Nos. 002-66296 and 002-94984)

(16)Incorporated by reference to Exhibit 10.2(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 filed with the Commission on March 27, 2002, (Commission File No. 002-94984)

(17)Incorporated by reference to Exhibit 10.5 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, filed with the Commission on March 29, 2001 (Commission File No. 002-94984)

(18)Incorporated by reference to Exhibit 10.7 to Registrant's Form 10-Q for the quarterly period ended October 3, 1998, filed with the Commission on November 10, 1998 (Commission File No. 002-94984)

(19)Incorporated by reference to Exhibit 10.14 to the Registrant's Annual Report of Form 10-K for the fiscal year ended December 29, 2001 filed with the Commission on March 27, 2002 (Commission File No. 002-94984)

(20)Incorporated by reference to Exhibit 10.11 to registrant's Form 8-K dated April 14, 2000, filed with the Commission on April 14, 2000 (Commission File No. 002-94984)

(21)Incorporated by reference to Exhibit 10.5 to Registrant's Registration Statement on Form S-2, dated April 26, 1996 (Commission File No. 33-57505)

(22)Incorporated by reference to Exhibit 21 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, filed with the Commission on March 29, 2001 (Commission File No. 002-94984)

(23)Included as part of Exhibit 5.1 to this Registration Statement

(24)Included as part of Exhibit 5.2 to this Registration Statement

(25)Included as part of Exhibit 5.3 to this Registration Statement

(26)Included as part of Exhibit 5.4 to this Registration Statement

(27)Included as part of Exhibit 5.5 to this Registration Statement

(28)Included as part of signature pages to this Registration Statement